UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2011

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)
(Exact name of registrant as specified in its charter)

Curaçao (State or other jurisdiction of incorporation)	1-4601 (Commission File Number)	52-0684746 (IRS Employer Identification No.)
42, rue Saint-Dominique, Paris, France 75007
5599 San Felipe, 17th Floor, Houston, Texas 77056
Parkstraat 83, The Hague, The Netherlands 2514 JG
(Addresses of principal executive offices and zip or postal codes)
Registrant’s telephone number in the United States, including area code: (713) 375-3400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     The 2011 Annual General Meeting of Stockholders (the “Annual Meeting”) of Schlumberger Limited (Schlumberger N.V.), a Curaçao corporation (“Schlumberger”), was held on April 6, 2011. At the Annual Meeting, the stockholders of Schlumberger:
•	Item 1—elected all 14 director nominees;

•	Item 2—approved an advisory resolution on executive compensation;

•	Item 3—participated in an advisory vote on the frequency of future advisory votes on executive compensation;

•	Item 4—approved and adopted an amendment to Schlumberger’s Articles of Incorporation to increase the authorized common share capital;

•	Item 5—approved and adopted amendments to Schlumberger’s Articles of Incorporation to clarify the voting standard in contested director elections and to make certain other changes;

•	Item 6—approved Schlumberger’s Consolidated Balance Sheet as at December 31, 2010, its Consolidated Statement of Income for the year ended December 31, 2010, and the declarations of dividends by the Board of Directors in 2010 as reflected in Schlumberger’s 2010 Annual Report to Stockholders; and

•	Item 7—approved the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the accounts of Schlumberger for 2011.
     The proposals are described in detail in Schlumberger’s definitive proxy statement for the Annual Meeting, which was filed with the SEC on March 1, 2011 (the “Definitive Proxy Statement”).
     The results are as follows:
Item 1—Election of Directors
     All director nominees were elected at the Annual Meeting.

				Broker
	For	Against	Abstain	Non-votes
Philippe Camus	948,886,683	4,833,860	1,339,189	98,988,692
Peter L.S. Currie	951,681,950	2,017,588	1,360,194	98,988,692
Andrew Gould	929,638,085	23,997,956	1,423,691	98,988,692
Tony Isaac	895,723,755	57,969,629	1,366,348	98,988,692
K. Vaman Kamath	941,922,190	11,759,689	1,377,853	98,988,692
Paal Kibsgaard	952,690,799	1,013,905	1,355,028	98,988,692
Nikolay Kudryavtsev	951,174,687	2,503,120	1,381,925	98,988,692
Adrian Lajous	950,898,989	2,817,212	1,343,531	98,988,692
Michael E. Marks	951,145,495	2,584,396	1,329,841	98,988,692
Elizabeth Moler	952,616,277	1,100,658	1,342,797	98,988,692
Lubna S. Olayan	945,393,941	8,263,661	1,402,130	98,988,692
Leo Rafael Reif	949,882,373	3,806,794	1,370,565	98,988,692
Tore I. Sandvold	951,431,064	2,274,986	1,353,682	98,988,692
Henri Seydoux	952,541,274	1,169,730	1,348,728	98,988,692

Item 2—Advisory Resolution on Executive Compensation
     The advisory resolution to approve Schlumberger’s executive compensation, as described in the Definitive Proxy Statement, was approved with approximately 98.23% of the votes cast at the Annual Meeting voting in favor of the advisory resolution.

For	Against	Abstain	Broker Non-votes

938,220,726	14,672,391	2,166,615	98,988,692
Item 3—Frequency of Future Advisory Votes on Executive Compensation
     In the advisory vote on the frequency of future advisory votes on executive compensation, as described in the Definitive Proxy Statement, approximately 17.23% of the votes cast at the Annual Meeting voted in favor of holding future advisory votes on executive compensation every three years, approximately 25.98% of the votes cast voted in favor of holding such future advisory votes every two years and approximately 56.58% of the votes cast voted in favor of holding such future advisory votes every year.

3 Years	2 Years	1 Year	Abstain	Broker Non-votes

164,599,092	248,181,347	540,421,406	1,857,887	98,988,692
Item 4—Amendment to Articles of Incorporation to Increase Authorized Common Share Capital
     The proposal to approve and adopt the amendment to Schlumberger’s Articles of Incorporation to increase the authorized common share capital, as described in the Definitive Proxy Statement, was approved at the Annual Meeting with approximately 72.35% of the shares outstanding and entitled to vote at the Annual Meeting voting for the proposal. The amendment to the Articles of Incorporation was executed before the civil notary of Curaçao and became effective on April 6, 2011. A copy of the Articles of Incorporation as amended April 6, 2011 is attached hereto as Exhibit 3 and is incorporated herein by reference.

For	Against	Abstain	Broker Non-votes

983,970,084	66,298,725	3,779,615	0

Item 5—	Amendments to Articles of Incorporation to Clarify Voting Standard and Make Certain Other Changes
     The proposal to approve and adopt the amendments to Schlumberger’s Articles of Incorporation to clarify the voting standard in contested director elections and to make certain other changes, as described in the Definitive Proxy Statement, was approved at the Annual Meeting with approximately 76.25% of the shares outstanding and entitled to vote at the Annual Meeting voting for the proposal. The amendment to the Articles of Incorporation was executed before the civil notary of Curaçao and became effective on April 6, 2011. A copy of the Articles of Incorporation as amended April 6, 2011 is attached hereto as Exhibit 3 and is incorporated herein by reference.

For	Against	Abstain	Broker Non-votes

1,036,953,693	14,988,647	2,106,084	0
Item 6—Financial Statements and Dividends
     The proposal to approve Schlumberger’s Consolidated Balance Sheet as at December 31, 2010, its Consolidated Statement of Income for the year ended December 31, 2010, and the declarations of dividends by the Board of Directors in 2010 as reflected in Schlumberger’s 2010 Annual Report to Stockholders, as described in the Definitive Proxy Statement, was approved with approximately 99.21% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes

1,045,781,711	1,077,306	7,189,407	0
Item 7—Independent Registered Public Accounting Firm
     The proposal to approve the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the accounts of Schlumberger for 2011, as described in the Definitive Proxy Statement, was approved with approximately 98.54% of the votes cast at the Annual Meeting voting for the proposal.

For	Against	Abstain	Broker Non-votes

1,038,661,738	14,489,793	896,893	0

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits
     The following is filed as an exhibit to this report:
     3               Articles of Incorporation of Schlumberger Limited (Schlumberger N.V.), as amended April 6, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)
By:	/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Date: April 7, 2011